                                                                      Exhibit 15





November 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated October 16, 2000 on our review of interim financial information of Phelps Dodge Corporation (the "Corporation") as of and for the period ended September 30, 2000 and included in the Corporation's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement and Post-Effective Amendment No. 1 on Form S-3 (Nos. 33-44380 and 333-36415), Post-Effective Amendment No. 2 on Form S-3 (No. 33-44380), Registration Statements on Form S-8 (Nos. 33-26442, 33-6141, 33-26443, 33-29144, 33-19012, 2-67317, 33-34363, 33-34362, 33-62648, 333-42231,
and 333-52175), Post-Effective Amendment No. 4 on Form S-8 to the Registration Statement on Form S-4 (No. 333-86061) and Registration Statement on Form S-3 (333-43890).


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP